Exhibit 4.8

Execution Version

Vantage Drilling International

and

the Guarantors named herein

9.250% SENIOR SECURED FIRST LIEN NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 24, 2019,

U.S. BANK NATIONAL ASSOCIATION,

As Trustee and First Lien Collateral Agent

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 24, 2019, (this “Supplemental Indenture”) is among Vantage Drilling International, (the “Company”), Rig Finance Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company, each of the existing Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee and first lien collateral agent (in such capacities, collectively, the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of November 30, 2018 (the “Indenture”), providing for the issuance of the Company’s 9.250% Senior Secured First Lien Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor;

WHEREAS, Section 9.01(i) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation, Articles of Association and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee.

Section 4. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees, by its execution of this Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 10 thereof.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY: VANTAGE DRILLING INTERNATIONAL, as the Company

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

GUARANTEEING SUBSIDIARY: RIG FINANCE LTD. as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Director

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

EXISTING GUARANTORS: DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

P2021 RIG CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

P2020 RIG CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

PT. VANTAGE DRILLING COMPANY INDONESIA, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Commissioner

By:	/s/ Alisdair Henry Semple
Name:	Alisdair Henry Semple
Title:	Director

By:	/s/ Haji Setiantoro
Name:	Haji Setiantoro
Title:	Director

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	President Director

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DEEPWATER DRILLING, INC., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

VANTAGE DELAWARE HOLDINGS, LLC, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER I CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER II CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER III CO, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLER VI CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE DRILLING AFRICA, as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	Director

By:	/s/ Mohammed Izad Bin Ariffin
Name:	Mohammed Izad Bin Ariffin
Title:	Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

VANTAGE DRILLING NETHERLANDS B.V., as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Managing Director A

By:	/s/ Paul Zwagerman
Name:	Paul Zwagerman
Title:	Managing Director B

VANTAGE DRILLER ROCO S.R.L., as Guarantor

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

VANTAGE ENERGY SERVICES, INC., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

VANTAGE HOLDING HUNGARY KFT., as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Managing Director

By:	/s/ Jeno Csaba Kleiber
Name:	Jeno Csaba Kleiber
Title:	Managing Director

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Linda J. Ibrahim
Name:	Linda J. Ibrahim
Title:	Director

By:	/s/ Omnium Corporate and Trustee Services, Limited
Name:	Omnium Corporate and Trustee Services, Limited
Title:	Director

By:	/s/ Omnium Services, Limited
Name:	Omnium Services, Limited
Title:	Director

By:	/s/ Sansovino, Limited
Name:	Sansovino, Limited
Title:	Director

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel & Secretary

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

VANTAGE INTERNATIONAL MANAGEMENT COMPANY PTE. LTD. as Guarantor

By:	/s/ Thomas J. Cimino
Name:	Thomas J. Cimino
Title:	Director

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

By:	/s/ Kenneth Howden
Name:	Kenneth Howden
Title:	Director

By:	/s/ Derek Massie
Name:	Derek Massie
Title:	Director

By:	/s/ Howe Chong, Caleb Tey
Name:	Howe Chong, Caleb Tey
Title:	Director

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Melissa F. Vachon
Name:	Melissa F. Vachon
Title:	Vice President

[FIRST SUPPLEMENTAL INDENTURE TO FIRST LIEN INDENTURE]